EXHIBIT L

Northeast and Midatlantic Gas Company Data (year-ended 1999)

                                                                             Gas Revenues       Gas Assets (1)
Company                                       Total Gas Customers             ($millions)        ($millions)
-----------------------------------------------------------------------------------------------------------------
KeySpan                                                         1,566,000           $ 1,753.0          $ 3,449.4
   Eastern Enterprises                                            744,000             $ 690.8          $ 2,000.0
   Energy North                                                    72,000              $ 76.6            $ 168.3
KeySpan Pro-forma                                               2,382,000           $ 2,520.4          $ 5,617.7

Baltimore G&E                                                     584,700             $ 488.2            $ 962.0

NiSource (2)                                                    1,071,221           $ 1,653.5          $ 2,871.8
Columbia Energy Group (3)                                       2,096,707           $ 2,022.8          $ 8,150.6
NiSource/Columbia ProForma                                      3,167,928           $ 3,676.3         $ 11,022.4

CNG/Dominion (4)                                                1,880,730           $ 2,005.1          $ 9,000.0

ConEd                                                           1,046,133             $ 944.0          $ 2,197.7
   Yankee Energy (NU)                                             185,159             $ 275.6            $ 591.9
ConEd Pro-forma                                                 1,231,292           $ 1,219.6          $ 2,789.6

Energy East Corp                                                  408,000         $ 319,005.4             628.28
   CTG (Conn. Natural Gas Co.)                                    146,000             $ 268.3              394.6
   Berkshire Energy                                                34,000              $ 45.5              111.9
   Connecticut Energy Corp.                                       162,000             $ 228.8            $ 465.8
Energy East Pro-forma                                             750,000             $ 542.6            $ 972.3

National Fuel Gas                                                 733,000             $ 807.4          $ 2,060.9 NET plant

Niagara Mohawk                                                    541,956             $ 579.6          $ 1,263.2

NSTAR                                                             243,000             $ 306.1            $ 459.9

PECO Energy                                                       400,000             $ 481.1          $ 1,175.6

PSEG                                                            1,600,000           1,717,000          $ 3,019.0

Washington Gas and Light                                          846,381             $ 972.0          $ 1,766.7

                                              -------------------------------------------------------------------
                                                               13,289,766         $ 1,728,945           $ 37,237


(1) Original Plant in Service (gross book value)
(2) ID, MA, NH, ME
(3) OH, PA, VA, KY, MD
(4) OH, PA, VA, W. VA